                                                                   EXHIBIT 10(a)


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                                CREDIT AGREEMENT



                           dated as of April 22, 1999



                                  by and among

                       UNITED STATES LIME & MINERALS, INC.
                               TEXAS LIME COMPANY
                              ARKANSAS LIME COMPANY



                                  as Borrowers,



                         the Lenders referred to herein,



                                       and



                           FIRST UNION NATIONAL BANK,

                             as Administrative Agent




================================================================================

                                TABLE OF CONTENTS


ARTICLE I  DEFINITIONS............................................................................................1
         SECTION 1.1  Definitions.................................................................................1
         SECTION 1.2  General....................................................................................11
         SECTION 1.3  Other Definitions and Provisions...........................................................11

ARTICLE II  LOAN FACILITY........................................................................................12
         SECTION 2.1  Loans......................................................................................12
         SECTION 2.2  Procedure for Loan Fundings................................................................12
         SECTION 2.3  Repayment of Loans.........................................................................14
         SECTION 2.4  Notes......................................................................................14
         SECTION 2.5  Termination of Loan Facility...............................................................15
         SECTION 2.6  Use of Proceeds............................................................................15
         SECTION 2.7  Charging Deposit Accounts..................................................................15

ARTICLE III  GENERAL LOAN PROVISIONS.............................................................................15
         SECTION 3.1  Interest...................................................................................15
         SECTION 3.2  Agent's Fee................................................................................16
         SECTION 3.3  Manner of Payment..........................................................................16
         SECTION 3.4  Crediting of Payments and Proceeds.........................................................17
         SECTION 3.5  Adjustments................................................................................17
         SECTION 3.6  Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the
                      Administrative Agent.......................................................................18
         SECTION 3.7  Changed Circumstances......................................................................18
         SECTION 3.8  Capital Requirements.......................................................................19
         SECTION 3.9  Duty to Mitigate; Assignment of Pro Rata Shares............................................19
         SECTION 3.10 Security...................................................................................20

ARTICLE IV  CLOSING; CONDITIONS OF CLOSING AND BORROWING.........................................................21
         SECTION 4.1  Closing....................................................................................21
         SECTION 4.2  Conditions to Closing and Initial Extensions of Credit.....................................21
         SECTION 4.3  Conditions to All Extensions of Credit.....................................................24

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE BORROWER........................................................25
         SECTION 5.1  Representations and Warranties.............................................................25
         SECTION 5.2  Survival of Representations and Warranties, Etc............................................32

ARTICLE VI  FINANCIAL INFORMATION AND NOTICES....................................................................32
         SECTION 6.1  Financial Statements and Projections.......................................................32
         SECTION 6.2  Officer's Compliance Certificate...........................................................33
         SECTION 6.3  Accountants' Certificate...................................................................33
         SECTION 6.4  Other Reports..............................................................................34
         SECTION 6.5. Notice of Litigation and Other Matters.....................................................34



                                      (i)

         SECTION 6.6  Accuracy of Information....................................................................35

ARTICLE VII  AFFIRMATIVE COVENANTS...............................................................................35
         SECTION 7.1  Preservation of Corporate Existence and Related Matters....................................35
         SECTION 7.2  Maintenance of Property....................................................................35
         SECTION 7.3  Insurance..................................................................................36
         SECTION 7.4  Accounting Methods and Financial Records...................................................36
         SECTION 7.5  Payment and Performance of Obligations.....................................................36
         SECTION 7.6  Compliance With Laws and Approvals.........................................................36
         SECTION 7.7  Environmental Laws.........................................................................36
         SECTION 7.8  Compliance with ERISA......................................................................37
         SECTION 7.9  Compliance With Agreements.................................................................37
         SECTION 7.10 Conduct of Business........................................................................37
         SECTION 7.11 Visits and Inspections.....................................................................37
         SECTION 7.12 Year 2000 Compatibility....................................................................37
         SECTION 7.13 Further Assurances.........................................................................38

ARTICLE VIII  FINANCIAL COVENANTS................................................................................38
         SECTION 8.1  Debt Service Coverage Ratio................................................................38
         SECTION 8.2. Tangible Net Worth.........................................................................38

ARTICLE IX  NEGATIVE COVENANTS...................................................................................38
         SECTION 9.1  Limitations on Debt........................................................................39
         SECTION 9.2  Limitations on Guaranty Obligations........................................................40
         SECTION 9.3  Limitations on Liens.......................................................................40
         SECTION 9.4  Limitations on Loans, Advances, Investments and Acquisitions...............................41
         SECTION 9.5  Limitations on Mergers and Liquidation.....................................................42
         SECTION 9.6  Limitations on Sale of Assets..............................................................42
         SECTION 9.7  Limitations on Dividends and Distributions.................................................43
         SECTION 9.8  Limitations on Exchange and Issuance of Capital Stock......................................43
         SECTION 9.9  Transactions with Affiliates...............................................................43
         SECTION 9.10 Certain Accounting Changes.................................................................44
         SECTION 9.11 Amendments; Payments and Prepayments of Subordinated Debt..................................44
         SECTION 9.12 Restrictive Agreements.....................................................................44

ARTICLE X  DEFAULT AND REMEDIES..................................................................................44
         SECTION 10.1. Events of Default.........................................................................44
         SECTION 10.2. Remedies..................................................................................47
         SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc............................................47

ARTICLE XI  THE ADMINISTRATIVE AGENT.............................................................................48
         SECTION 11.1 Appointment................................................................................48
         SECTION 11.2 Delegation of Duties.......................................................................48
         SECTION 11.3 Exculpatory Provisions.....................................................................48
         SECTION 11.4 Reliance by the Administrative Agent.......................................................49



                                      (ii)

         SECTION 11.5 Notice of Default..........................................................................49
         SECTION 11.6 Non-Reliance on the Administrative Agent and Other Lenders.................................49
         SECTION 11.7 Indemnification............................................................................50
         SECTION 11.8 The Administrative Agent in Its Individual Capacity........................................50
         SECTION 11.9 Resignation of the Administrative Agent; Successor Administrative Agent....................51

ARTICLE XII  MISCELLANEOUS.......................................................................................51
         SECTION 12.1 Notices....................................................................................51
         SECTION 12.2 Expenses; Indemnity........................................................................53
         SECTION 12.3 Set-off....................................................................................53
         SECTION 12.4 Governing Law..............................................................................54
         SECTION 12.5 Consent to Jurisdiction....................................................................54
         SECTION 12.6 Binding Arbitration; Waiver of Jury Trial..................................................54
         SECTION 12.7 Reversal of Payments.......................................................................55
         SECTION 12.8 Injunctive Relief; Punitive Damages........................................................55
         SECTION 12.9 Accounting Matters.........................................................................56
         SECTION 12.10 Successors and Assigns; Participations....................................................56
         SECTION 12.11 Amendments, Waivers and Consents..........................................................59
         SECTION 12.12 Performance of Duties.....................................................................60
         SECTION 12.13 All Powers Coupled with Interest..........................................................60
         SECTION 12.14 Survival of Indemnities...................................................................60
         SECTION 12.15 Titles and Captions.......................................................................60
         SECTION 12.16 Severability of Provisions................................................................60
         SECTION 12.17 Counterparts..............................................................................60
         SECTION 12.18 Term of Agreement.........................................................................60
         SECTION 12.19 Inconsistencies with Other Documents; Independent Effect of Covenants.....................61
         SECTION 12.20 Notice of Entire Agreement................................................................61


EXHIBITS

Exhibit A         -        Form of Note
Exhibit B         -        Form of Escrow Agreement
Exhibit C         -        Form of Notice of Account Designation
Exhibit D         -        Form of Notice of Prepayment
Exhibit E         -        Form of Officer's Compliance Certificate
Exhibit F         -        Form of Assignment and Acceptance
Exhibit G         -        Plans and Specifications for Arkansas Improvements
Exhibit H         -        Form of Security Agreement

SCHEDULES

Schedule 1        -        Lenders and Pro Rata Shares
Schedule 1.1      -        Real Estate not subject to Lenders' Lien
Schedule 5.1(a)   -        Jurisdictions of Organization and Qualification
Schedule 5.1(b)   -        Subsidiaries and Capitalization
Schedule 5.1(i)   -        ERISA Plans
Schedule 5.1(l)   -        Material Contracts
Schedule 5.1(m)   -        Labor and Collective Bargaining Agreements
Schedule 5.1(t)   -        Debt and Guaranty Obligations
Schedule 5.1(u)   -        Litigation
Schedule 9.3      -        Existing Liens
Schedule 9.4      -        Existing Loans, Advances and Investments



                                     (iii)

         CREDIT AGREEMENT, dated as of the 22nd day of April, 1999, by and among UNITED STATES LIME & MINERALS, INC., a Texas corporation ("U.S. Lime"), TEXAS LIME COMPANY, a Texas corporation wholly owned by U.S. Lime ("TLC"), ARKANSAS LIME COMPANY, an Arkansas corporation wholly owned by U.S. Lime ("ALC") (U.S. Lime, TLC and ALC are collectively referred to as "Borrowers" and individually as a "Borrower"), the Lenders who are or may become a party to this Agreement, and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders.

                              STATEMENT OF PURPOSE

         The Borrowers have requested, and the Lenders have agreed to extend, certain credit facilities to the Borrowers on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions.

         The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Administrative Agent" means First Union in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 11.9.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in Section 12.1(c).

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Fifty Million Dollars ($50,000,000).

         "Agreement" means this Credit Agreement, as amended, restated or otherwise modified.

         "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all applicable orders and decrees of all courts and arbitrators.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 12.10.

         "Available Commitment" means, as to any Lender at any time, an amount equal to (a) such Lender's Commitment less (b) such Lender's Extensions of Credit.

         "Borrower" means each of United States Lime & Minerals, Inc., a Texas corporation, Texas Lime Company, a Texas corporation, and Arkansas Lime Company, an Arkansas corporation, in their joint and several capacity as borrower hereunder, and "Borrowers" means all of them collectively in such capacity.

         "Business Day" means any day other than a Saturday, Sunday or legal holiday on which banks in Philadelphia, Pennsylvania and New York, New York, are open for the conduct of their commercial banking business.

         "Capital Asset" means, with respect to Borrowers and their respective Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrowers and their respective Subsidiaries.

         "Capital Lease" means, with respect to the Borrowers and their respective Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrowers and their respective Subsidiaries.

         "Change in Control" shall have the meaning assigned thereto in Section 10.1(i).

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 4.1 and Section 4.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

         "Collateral" when used with respect to a Security Document shall have the meaning assigned thereto in such Security Document.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.



                                      (2)

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrowers and their respective Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Debt" means, with respect to the Borrowers and their respective Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds (other than sales performance bonds, mining land reclamation bonds, appeal bonds, other security bonds and letters of credit to secure workers compensation claims which bonds and letters of credit in aggregate face amount do not exceed $750,000), debentures, notes or other similar instruments of any such Person; (b) all obligations to pay the deferred purchase price of property or services of any such Person; (c) all obligations of any such Person as lessee under Capital Leases; (d) all Debt of any other Person secured by a Lien on any asset of any such Person (limited to the lesser of the amount thereof and the fair market value of the Liened property); (e) all Guaranty Obligations of any such Person; (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any reimbursement obligation thereon, and banker's acceptances issued for the account of any such Person; and (g) all obligations incurred by any such Person pursuant to Hedging Agreements.

         "Debt Service" means the sum of (a) for a period of four consecutive quarters, Interest Expense in respect of such period, plus (b) (i) for the period commencing with the Closing Date through June 30, 2000, an amount equal to one fifteenth (0.667) of all outstanding funded Debt (excluding any Debt outstanding under the Working Capital Facility), and (ii) for all times after June 30, 2000, an amount equal to the principal payments on all Debt due and payable during the next succeeding four quarters (except for any period which includes the Termination Date, the Obligations due on the Termination Date).

         "Debt Service Coverage Ratio" as of last day of any fiscal quarter means the ratio of Borrowers' EBITDA to Debt Service, both calculated for the period of four consecutive calendar quarters most recently ended as of such day.

         "Deeds of Trust" means, collectively: (i) the Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing, of even date herewith, from TLC, as grantor, to Jeffrey O. Greenfield, as trustee ("Trustee") for the benefit of Administrative Agent for the benefit of the Lenders to be recorded in the Office of the County Clerk of Johnson County, Texas, and in the Office of the County Clerk of Hill County, Texas; and (ii) the Second Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing, of even date herewith from TLC, as grantor, to Trustee for the benefit of Administrative Agent for the benefit of Lenders to be recorded in the Office of the County Clerk of Johnson County, Texas and in the Office of the County Clerk of Hill County, Texas.

         "Default" means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.



                                      (3)

         "Dividend" shall have the meaning set forth in Section 9.7 hereof.

         "Dollars" or "$" means dollars in lawful currency of the United States.

         "EBITDA" means, for any period, the sum of Borrowers' Consolidated Net Income, plus (i) taxes, (ii) depreciation, (iii) amortization, (iv) Interest Expense, and (v) depletion for such period.

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $250,000,000, (b) a domestic finance company, savings bank, insurance company or insured thrift institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $250,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by the Borrowers and the Administrative Agent.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrowers, any Borrower, or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrowers, any Borrower, or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

         "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Escrow Agent" means First Union National Bank in its capacity as Escrow Agent and any successor agent appointed under the terms of the Escrow Agreement.

         "Escrow Agreement" means the Agreement by and among Borrowers, the Administrative Agent and Escrow Agent, in the form attached hereto as Exhibit B.

         "Event of Default" means any of the events specified in Section 10.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.



                                      (4)

         "Extensions of Credit" means, as to any Lender at any time, an amount equal to such Lender's Pro Rata Share of the aggregate principal amount of the Loans then outstanding.

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "First Union" means First Union National Bank, a national banking association, and its successors.

         "Fiscal Year" means the fiscal year of the Borrowers and their Subsidiaries ending on December 31.

         "Funding Date" means the Closing Date and each of the other dates on which portions of the Loan Facility shall be funded hereunder (the dates on which Tranches B through E are scheduled to be funded being set forth in Section
2.1 hereof).

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrowers and their Subsidiaries throughout the period indicated and, except as otherwise required by GAAP, consistent with the prior financial practice of the Borrowers and their Subsidiaries.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Obligation" means, with respect to the Borrowers and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-



                                      (5)
or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit or like obligations in the ordinary course of business.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Applicable Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances (in unsafe form) or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Improvements" means the modernization and expansion (i) substantially completed by TLC of its Cleburne Texas limestone quarrying, processing, burning and related operations, and (ii) to be undertaken with a portion of the proceeds of the Loans by ALC of its limestone quarrying, processing, burning and related operations in Batesville, Arkansas and the proposed Louisiana terminal in conformity with the Plans and Specifications.

         "Interest Expense" means, for any period, total interest expense (including, without limitation, interest expense attributable to capital leases) determined on a consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP.

         "Investment" shall have the meaning set forth in Section 9.4 hereof.

          "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 12.10.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Pro Rata Share of the Loans.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.



                                      (6)

         "Loans" means the collective reference to the Loan Facility and "Loan" means any Tranche under the Loan Facility.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Security Agreement, the Mortgage, the Deeds of Trust, the Escrow Agreement and each other document, instrument, certificate and agreement executed and delivered by the Borrowers, or their Subsidiaries in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

         "Loan Facility" means the collective reference to the credit facility created hereby pursuant to which Lenders have agreed to make the Loans.

         "Material Adverse Effect" means, with respect to the Borrowers or any of their Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any such Person or the ability of any such Person to perform its obligations under the Loan Documents, in each case to which it is a party.

         "Material Contract" means any contract or agreement, written or oral, of the Borrowers, any Borrower, or any of their respective Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         "Mortgage" means the Amended and Restated Mortgage, Assignment of Leases, Rents and Profits, Security Agreement, Financing Statement and Fixture Filing, of even date herewith between ALC, as mortgagor, and Administrative Agent for the benefit of Lenders, as mortgagee, to be recorded in the Office of the Clerk of Independence County, Arkansas.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrowers or any ERISA Affiliate is making, or is accruing an obligation to make, or within the six years immediately preceding, has made, contributions.

         "Net Cash Proceeds" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by a Borrower or any of its Subsidiaries from such sale less the sum of (i) all income taxes and other taxes assessed by a Governmental Authority as a result of such sale and any other fees and expenses incurred in connection with such sale and (ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale, (b) with respect to any offering of capital stock or issuance of Debt, the gross cash proceeds received by such Borrower or any of its Subsidiaries therefrom less all legal, underwriting and other fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by such Borrower or its Subsidiaries from an insurance company or Governmental Authority, as applicable, net of all expenses of collection.

         "Net Income" means for any period the Consolidated net income of Borrowers and their Subsidiaries determined in accordance with GAAP consistently applied.



                                      (7)

         "Notes" means the collective reference to the Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Loan Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Note" means any of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.2(b).

         "Notice of Prepayment" shall have the meaning assigned thereto in
Section 2.3(b).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans and
(b) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrowers to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, any Note, or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 6.2.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrowers or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrowers or any of their current or former ERISA Affiliates.

         "Permits" means all permits, licenses and approvals required by applicable law, rule or regulation and necessary for the operation of each Borrower's business on the Real Estate for the use and in the manner presently used and operated by such Borrower, including without limitation the business of quarrying, processing and burning native limestone, such Permits to include, without limitation, mining and extraction permits, and air and water quality permits, and any PSD Permit.

         "Permitted Liens" means the Liens in the Collateral permitted by
Section 9.3 hereof.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Plans and Specifications" means the plans and specifications, with budget amounts, for the purchase of equipment and services in connection with the Improvements to ALC's production, crushing and pyro-processing operations in Batesville, Arkansas and the proposed Louisiana distribution terminal as described in Exhibit G.



                                      (8)

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Pro Rata Share" means, with respect to a Lender, such Lender's Commitment Percentage, or if the Loans are fully funded on any date of determination, the ratio of such Lender's Loans to all outstanding Loans.

         "PSD Permit" means a Prevention of Significant Deterioration Permit issued by the Arkansas Department of Pollution Control and Ecology relating to airborne emissions from a kiln operating in Arkansas.

         "Real Estate" means all of the real property owned individually or collectively by Borrowers, all easements appurtenant to or benefiting the real property, all improvements thereto and fixtures thereon and all replacements thereof and additions thereto, subject to the Mortgage and the Deeds of Trust. All parcels of Real Estate not subject to any Lien in favor of Administrative Agent for the benefit of Lenders, and the respective book values therefor, are described in Schedule 1.1 hereto.

         "Register" shall have the meaning assigned thereto in Section 12.10(d).

         "Required Lenders" means, at any date, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Notes, or if no amounts are outstanding under the Notes, any combination of Lenders whose Pro Rata Shares aggregate at least sixty-six and two-thirds percent (66-2/3%).

         "Responsible Officer" with respect to a Borrower means the chief executive officer or principal financial and accounting officer of such Borrower or any other officer of such Borrower reasonably acceptable to the Administrative Agent.

         "Security Agreement" means the Security Agreement by and among Borrowers and Administrative Agent for the benefit of Lenders substantially in the form attached hereto as Exhibit H.

         "Security Documents" means the collective reference to the Security Agreement, the Mortgage, the Deed of Trust and each other agreement or writing pursuant to which any Borrower or any Subsidiary thereof purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations.

         "Solvent" means, as to a Borrower or Subsidiary on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a



                                      (9)
value, at fair valuation, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Subordinated Debt" means the collective reference to Debt on Schedule 5.1(t) hereof designated as Subordinated Debt and any other Debt of any of the Borrowers or any Subsidiary subordinated in right and time of payment to the Obligations on terms satisfactory to the Required Lenders.

         "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrowers.

         "Tangible Net Worth" means the sum of each Borrower's (i) capital stock, (ii) cumulative retained earnings, (iii) additions to capital, (iv) capital in excess of par or stated value, and (v) any other account which, in accordance with GAAP constitutes shareholders equity, less the sum of each Borrower's (a) treasury stock, and (b) intangible assets carried on the books of Borrowers.

         "Termination Date" means March 30, 2007, the date of scheduled maturity of the Loan Facility.

         "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA, or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA. U.S. Lime's proposed merger of its Employee Stock Ownership Plan with and into its 401-K pension plan (expected to occur in late 1999 or 2000) shall not be deemed to constitute a Termination Event for purposes hereof, provided that the 401-K pension



                                      (10)
plan remains a qualified Pension Plan and U.S. Lime obtains a determination letter to that effect from the Internal Revenue Service within 365 days after the effective date of such merger.

         "Tranche A" means the portion of the Loan Facility to be funded on the Closing Date.

         "Tranche B" means the portion of the Loan Facility scheduled to be funded on June 30, 1999.

         "Tranche C" means the portion of the Loan Facility scheduled to be funded on September 30, 1999.

         "Tranche D" means the portion of the Loan Facility scheduled to be funded on December 30, 1999.

         "Tranche E" means the portion of the Loan Facility scheduled to be funded on March 30, 2000.

         "UCC" means the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania, as amended, restated or otherwise modified.

         "United States" means the United States of America.

         "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by a Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         "Working Capital Facility" means the indebtedness of Borrowers on a revolving credit basis made available by First Union in its individual capacity and not as Administrative Agent or a Lender hereunder, or another commercial lender, and any refinancing thereof for substantially the same purpose with First Union or another commercial lender.

         SECTION 1.2 General.

         Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Philadelphia time" shall refer to the applicable time of day in Philadelphia, Pennsylvania.

         SECTION 1.3 Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.



                                      (11)

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                                  LOAN FACILITY

         SECTION 2.1 Loans.

         Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties herein set forth, each Lender hereby severally agrees to lend to Borrowers on each Funding Date an amount equal to such Lender's Commitment Percentage of the Tranche to be advanced on such Funding Date.

         SECTION 2.2 Procedure for Loan Fundings.

         (a) Funding Dates. Subject to the terms and conditions of this Agreement, the Loan Facility shall be funded in five installments. Tranche A, in the amount of $30,000,000, shall be funded on the Closing Date. The remaining unfunded balance of the Loan Facility shall be advanced after the Closing Date in the amounts and, except as provided herein, on the dates set forth below:


       Installment                 Date                              Amount
       -----------                 ----                              ------
       Tranche B                   June 30, 1999                   $5,000,000
       Tranche C                   September 30, 1999              $5,000,000
       Tranche D                   December 30, 1999               $5,000,000
       Tranche E                   March 30, 2000                  $5,000,000

All advances under the Loan Facility after the Closing Date shall be made to Escrow Agent under and subject to the terms of the Escrow Agreement.

         (b) Disbursement of Loans. Not later than 11:00 a.m. (Philadelphia time) on each Funding Date, each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Tranche to be advanced on such Funding Date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of the Tranche A on the Closing Date in immediately available funds by crediting or wiring such proceeds to the deposit account of a Borrower identified in the most recent notice substantially in the form of Exhibit C hereto (a "Notice of Account Designation") delivered by the Borrowers to the Administrative Agent or may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Borrowers hereby authorize Administrative Agent to disburse the proceeds of Tranche B, Tranche C, Tranche D and Tranche E to the deposit account



                                      (12)
designated by Borrowers in the most recent Notice of Account Designation delivered to Administrative Agent and Escrow Agent from time to time. All loans funded into the escrow created by the Escrow Agreement shall be retained by Escrow Agent and invested as provided in the Escrow Agreement. The Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Loan due to be funded pursuant to this Section 2.2 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan.

         (c) Delayed Funding Date(s); Termination of Commitment. Borrowers intend that the Arkansas Improvements will be constructed in two phases. The first phase ("Phase I") includes the addition of a new 600 ton per day rotary kiln, new stone crushing and handling equipment, the rebuilding of the internal railroad, the construction of an out of state terminal, and new ground calcium carbonate storage and loadout facilities. Operation of the Phase I kiln is contingent upon ALC's receipt of a PSD Permit. Notwithstanding the scheduled Funding Dates set forth in Section 2.2(a) hereof, if the PSD Permit for the Phase I Kiln has not been issued on or before the scheduled Tranche B Funding Date, Borrowers may, by providing written notice to Administrative Agent, elect to postpone the Tranche B Funding Date, and any other Funding Date which was scheduled during such deferment. If the Tranche B Funding Date is deferred by any delay in the issuance of a PSD Permit for Phase I, the Funding Date for Tranche B shall be five Business Days after Administrative Agent's receipt of written notice from ALC regarding its receipt of the PSD Permit; and the Funding Date for each successive Tranche shall be the earlier of (x) five Business Days after Administrative Agent's receipt of written notice from ALC regarding its receipt of the PSD Permit or (y) the scheduled Funding Date for such Tranche set forth in Section 2.2.(a) hereof; provided however, that if any of Tranche B through Tranche D shall not have been funded on or before December 31, 1999, any unfunded amounts of the portion of the Aggregate Commitments attributable to Tranches B, C, and D shall be terminated without notice to Borrowers or other action by Administrative Agent as of December 31, 1999. In such event, Administrative Agent shall promptly notify Borrowers and Borrowers shall pay immediately to Administrative Agent, for the accounts of the Lenders pro rata, a breakup fee equal to the product of (i) 1/4 percent (.25%) multiplied by (ii) the sum of the unfunded portion of the Aggregate Commitment attributable to Tranches B, C and D. Phase II of the Arkansas Improvements ("Phase II") includes a second lime kiln, and additional lime storage facilities. Prior to advancing Tranche E, ALC shall either: (i) have received a PSD Permit for the Phase II kiln, or (ii) achieved at least $10,000,000 in EBITDA for the period of four consecutive fiscal quarters ending immediately prior to the Tranche E Funding Date. If ALC has not satisfied either clause (i) or (ii) of the preceding sentence on or before May 31, 2000, then the unfunded portion of the Aggregate Commitment shall be terminated as of such date without notice to Borrowers or other action by Administrative Agent. In such event, Borrowers shall pay immediately to Administrative Agent, for the accounts of the Lenders pro rata, a breakup fee calculated in the same manner as for Tranches B through D above.

         (d) Fundings out of Escrow. Provided that applicable portions of the Loan have been funded to Escrow Agent, Borrowers may request progress payments from time to time from Administrative Agent whenever the aggregate amount of expenditures on the Arkansas Improvements for which Borrowers seek reimbursement exceeds $1,000,000 (the "Minimum Advance Amount"). When Borrowers desire reimbursement from the Loans in escrow, Borrowers shall deliver to Administrative Agent copies of construction invoices for direct construction costs,



                                      (13)
and with respect to indirect construction costs, such supporting information as Administrative Agent shall reasonably require, for budgeted materials and services in connection with the Arkansas Improvements. Within five Business Days following submission to Administrative Agent of invoices or other supporting documentation reasonably satisfactory to Administrative Agent in an aggregate amount no less than the Minimum Advance Amount, Administrative Agent will instruct Escrow Agent in writing to disburse to the account designated by Borrowers on the most recent Notice of Account Designation the amount requested or such lesser amount as sufficient documentation therefor has been provided to Administrative Agent. Borrowers may request advances from the Loans in escrow not more than five times per fiscal quarter.

         SECTION 2.3 Repayment of Loans.

         (a) Scheduled Repayments. Unless the Loan is sooner paid in full, Borrowers shall make 83 payments of principal in the amount of $277,777.78, an amount based on a 15-year amortization of the Aggregate Commitment, commencing on April 30, 2000, and continuing thereafter on the last day of each month, plus a final payment of the entire remaining outstanding principal balance of the Loan Facility on the Termination Date.

         (b) Optional Prepayments. The Borrowers may at any time from and after March 30, 2000 prepay the Loans, in whole or in part, upon at least one (1) Business Day's irrevocable notice in the form attached hereto as Exhibit D (a "Notice of Prepayment") provided that each such prepayment shall be multiplied by the applicable percentage set forth below for prepayments made during such period, and the product thereof shall be the amount due:

                  On or after March 30:                  Multiplier:
                  --------------------                   ----------

                  2000                                   1.04
                  2001                                   1.04
                  2002                                   1.03
                  2003                                   1.02
                  2004                                   1.01
                  2005                                   1.00

         Upon receipt of a Notice of Prepayment, the Administrative Agent shall promptly notify each Lender. If any Notice of Prepayment is given, the product of the amount specified in such notice and the applicable multiplier shall be due and payable on the date set forth in such Notice of Prepayment.

         SECTION 2.4 Notes.

         Each Lender's Loans and the obligation of the Borrowers to repay such Loans shall be evidenced by separate Notes executed by the Borrowers payable to the order of such Lender representing the Borrowers' joint and several obligation to pay such Lender's Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and other



                                      (14)
amounts due thereon. Borrowers shall make two Notes for each Lender, one in the amount of such Lender's Pro Rata Share of $10,000,000 (being the amount of the first priority Deed of Trust) and the other in the amount of such Lender's Pro Rata Share of $40,000,000 (being the amount of the second priority Deed of Trust). Each Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 3.1.

         SECTION 2.5 Termination of Loan Facility.

         The Loan Facility shall terminate on the earlier of (a) the Termination Date, or (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 10.2(a).

         SECTION 2.6 Use of Proceeds.

         Borrowers shall use the proceeds of Tranche A to refinance amounts previously expended by TLC in connection with the Improvements to the Cleburne, Texas quarrying, burning, processing and related operations, shall reserve $5,000,000 for the Arkansas Improvements, and may use the balance thereof for any lawful corporate purpose of one or more of the Borrowers. Borrowers shall use the proceeds of Tranches B through E to finance the costs of the Improvements to the Batesville, Arkansas quarrying, burning, processing and related operations in accordance with the Plans and Specifications.

         SECTION 2.7 Charging Deposit Accounts.

         Whenever Borrowers are obligated to make payments of any nature to Lenders, Administrative Agent shall be entitled, and each Borrower hereby authorizes Administrative Agent, to draw against any deposit account owned by a Borrower at Administrative Agent on account of such payments, fees or expenses due. Promptly after such drawing, Administrative Agent shall deliver to Borrowers a notice setting forth, in reasonable detail, the amount of the payments, fees or expenses satisfied by such draw and the name or number of the account or accounts from which the draw was made.

                                   ARTICLE III

                             GENERAL LOAN PROVISIONS

         SECTION 3.1 Interest.

         (a) Tranche A. The outstanding principal balance of Tranche A shall bear interest at the fixed rate of eight and seventy five hundredths percent (8.75%) per annum.

         (b) Tranches B-E. The outstanding principal balance of each of Tranche B, Tranche C, Tranche D and Tranche E shall bear interest at a rate, determined with respect to such Tranche three Business Days prior to the Funding Date therefor, equal to the sum of (i) three and fifty-two one hundredths percent (3.52%) per annum, plus (ii) the secondary market yield (as published in The Wall Street Journal on the most recent date of publication before the Funding Date or, if no longer



                                      (15)
published, the equivalent secondary market yield as determined by the Administrative Agent by any reasonable method) for the United States Treasury obligation maturing May 15, 2005 (CUSIP #91287T85).

         (c) Default Rate. Subject to Section 10.3, at the discretion of the Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default, all outstanding Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrowers of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (d) Interest Payment and Computation. Interest on each Loan shall be payable in arrears on the last Business Day of each month commencing May 31, 1999. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 30 day-month, 360-day year.

         (e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrowers any interest received by Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

         SECTION 3.2 Agent's Fee.

         In order to compensate Administrative Agent for its services in such capacity, Borrowers agree to pay Administrative Agent, for its account, a fee equal to twelve and one-half basis points (0.125%) per annum of the outstanding principal balance of the Loans, which fee shall be payable on last day of each three-month period with the first payment due on July 31, 1999 and thereafter on each October 31, January 31, April 30, and July 31 of each year through the final payment on March 31, 2007.

         SECTION 3.3 Manner of Payment.

         Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Philadelphia time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of




                                      (16)
the Lenders (other than as set forth below) pro rata in accordance with their respective Pro Rata Share (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Philadelphia time) on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Philadelphia time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Pro Rata Shares and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 3.7, 3.8, 3.9, or 12.2 or shall be paid to the Administrative Agent for the account of the applicable Lender. Whenever any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 3.4 Crediting of Payments and Proceeds.

         In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to
Section 10.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all Administrative Agent's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes, then to the principal amount of the Notes (pro rata in accordance with all such amounts due), in that order.

         SECTION 3.5 Adjustments.

         If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment



                                      (17)

(including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 3.6 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent.

         The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed Funding Date in accordance with Section 2.2(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Funding Date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such Funding Date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such Loan is not made available to the Administrative Agent by such Lender within three (3) Business Days of such Funding Date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Tranche A hereunder, on demand, from the Borrowers. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrowers shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the Funding Date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the Funding Date.

         SECTION 3.7 Changed Circumstances.

         If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

                  (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note or any other amounts due under this Agreement in respect thereof (except for



                                      (18)
changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section; provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 3.8 Capital Requirements.

         If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other similar commitments, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 3.9       Duty to Mitigate; Assignment of Pro Rata Shares.



                                      (19)

         (a) Duty to Mitigate. If (i) any Lender shall request compensation under Section 3.7 or 3.8 hereof, (ii) any Lender delivers a notice described in Sections 3.7 or 3.8, or (iii) Borrowers are required to pay any additional amount to any Lender or Governmental Authority on account of a Lender pursuant to Sections 3.7 or 3.8, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested by Borrowers, or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Sections 3.7 or 3.8 or enable it to withdraw a notice pursuant to either of such Sections.

         (b) Assignment of Pro Rata Shares Under Certain Circumstances. In the event (i) any Lender shall request compensation under Section 3.7 or 3.8 hereof,
(ii) any Lender delivers a notice described in Sections 3.7 or 3.8, or (iii) Borrowers are required to pay any additional amount to any Lender or Governmental Authority on account of a Lender pursuant to Section 3.7 or 3.8, the Borrowers may, at their sole expense and effort (including with respect to any fees for recording or filing instruments occasioned thereby), require such Lender to transfer and assign, without recourse, all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, and (z) Borrowers or such Eligible Assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all fees and other amounts accrued for the account of the affected Lender (including amounts claimed under Section
3.7 or 3.8); provided further that, if prior to any such transfer and assignment, the circumstances or event that resulted in such Lender's claim for or notice of compensation under Section 3.7 or 3.8 cease to cause such Lender to suffer the consequences for which compensation is claimed, or if such Lender shall waive its right to claim further compensation under Section 3.7 or 3.8 in respect of such circumstances or event or shall withdraw its notice under such Sections, then such Lender shall not be required to make any such transfer and assignment hereunder.

         SECTION 3.10 Security.

         The Obligations of the Borrowers shall be secured as provided in the Security Documents. If any of the proceeds of the Loans are used to acquire personal property or for Improvements not located on or at Real Estate subject to the Mortgage or Deeds of Trust, Borrowers shall execute and deliver such additional financing statements, mortgages, deeds of trust, leasehold mortgages, landlords waivers and other security documents reasonably requested by Administrative Agent as additional collateral security for the Obligations.



                                      (20)

                                   ARTICLE IV

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 4.1 Closing.

         The closing shall take place at the offices of Mesirov Gelman Jaffe Cramer & Jamieson, L.L.P. at 10:00 a.m. on April 22, 1999, or on such other date as the parties hereto shall mutually agree.

         SECTION 4.2 Conditions to Closing and Initial Extensions of Credit.

         The obligation of the Lenders to close this Agreement and to fund Tranche A is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. This Agreement, the Notes, the Security Agreement, the Mortgage, the Deeds of Trust, and the Escrow Agreement shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, and shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

         (b) Closing Certificates; etc.

                  (i) Officers' Certificate of the Borrowers. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that none of the Borrowers is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the closing conditions which have not been waived.

                  (ii) Certificate of Secretary of each Borrower. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of such Borrower and all amendments thereto, certified as of a recent date by the Secretary of State of its jurisdiction of incorporation, (B) the bylaws of such Borrower as in effect on the date of such certifications, (C) resolutions duly adopted by the Board of Directors of such Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 4.2(b)(iii).

                  (iii) Certificates of Good Standing. To the extent requested by the Administrative Agent, the Administrative Agent shall have received long-form certificates as of a



                                      (21)
recent date of the good standing of each Borrower under the laws of its jurisdiction of organization and each other jurisdiction where such Borrower is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

                  (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrowers addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other matters as the Lenders shall reasonably request.

         (c) Collateral.

                  (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Administrative Agent and the Lenders in the collateral described in the Security Documents shall have been forwarded for filing in all appropriate locations and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein (except for Permitted Liens).

                  (ii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters) made against the Borrowers under the Uniform Commercial Code (or applicable judicial docket) as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Liens permitted hereunder.

                  (iii) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by a Responsible Officer) of insurance policies in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

                  (iv) Title Insurance. The Administrative Agent shall have received a marked-up commitment for a policy of title insurance, insuring Lenders' first priority Liens, and showing no Liens prior to Lenders' Liens, other than for ad valorem taxes not yet due and payable and except for other Permitted Liens, with title insurance companies acceptable to the Administrative Agent on the property subject to the Mortgage and the Deeds of Trust. Further, the Borrowers agree to provide or obtain any customary affidavits and indemnities as may be required or necessary to obtain title insurance reasonably satisfactory to the Administrative Agent.

                  (v) Title Exceptions. The Administrative Agent shall have received copies of all recorded documents creating exceptions to the title policy referred to in Section 4.2(c)(iv).

                  (vi) Matters Relating to Flood Hazard Properties. The Administrative Agent shall have received a certification from the National Research Center, or any successor agency thereto, regarding each parcel of real property securing any portion of the Obligations.



                                      (22)

                  (vii) Surveys. The Administrative Agent shall have received copies of such surveys of any of the parcels of real property subject to the Mortgages and Deeds of Trust as Borrowers possess or the existence of which Borrowers are aware.

                  (viii) Environmental Assessments. The Administrative Agent shall have received a reliance letter satisfactory to Administration Agent from International Technology Corporation stating that Lenders may rely on the Phase I Environmental Site Assessments for ALC and TLC dated December 1998 previously delivered to Administrative Agent.

                  (ix) Other Real Property Information. The Administrative Agent shall have received such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, mineral reserve studies, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance satisfactory to the Administrative Agent.

         (d) Consents; Defaults.

                  (i) Governmental and Third Party Approvals. The Borrowers shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

                  (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (e) Financial Matters.

                  (i) Financial Statements. The Administrative Agent shall have received the most recent audited Consolidated financial statements of the Borrowers and their Subsidiaries, all in form and substance satisfactory to the Administrative Agent.

                  (ii) Financial Condition Certificate. The Borrowers shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that (A) the Borrowers and each of their Subsidiaries are each Solvent, (B) to the extent the contrary would result in a Material Adverse Effect, each Borrower's payables are current and not past due, (C) attached thereto is a pro forma balance sheet of the Borrowers and their Subsidiaries setting forth on a pro forma basis the financial



                                      (23)
condition of the Borrowers and their Subsidiaries on a Consolidated basis as of a recent date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles VIII and IX hereof, and (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Borrowers and senior management thereof as to the projected results contained therein.

                  (iii) Payment at Closing; Fee Letters. The Borrowers shall have paid the fees set forth or referenced in Section 3.2 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of, and title insurance for, any of the Loan Documents.

         (f) Miscellaneous.

                  (i) Notice of Account Designation. The Administrative Agent shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

                  (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                  (iii) Due Diligence and Other Documents. The Borrowers shall have delivered to the Administrative Agent such other documents, certificates and opinions with respect to this Agreement and the transactions contemplated hereby as the Administrative Agent may reasonably request.

         SECTION 4.3 Conditions to All Extensions of Credit.

         The obligations of the Lenders to make any Extensions of Credit after the Closing Date are subject to the satisfaction of the following conditions precedent on the relevant Funding Date, as applicable:

         (a) Continuation of Representations and Warranties. The representations and warranties contained in Article V shall be true and correct on and as of such Funding Date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.



                                      (24)

         (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on a Funding Date with respect to such Extension of Credit or after giving effect to the Loans to be made on such date.

         (c) Officer's Compliance Certificate; Additional Documents. The Administrative Agent shall have received the current Officer's Compliance Certificate of each Borrower and each additional document, instrument, legal opinion or other item of information reasonably requested by Administrative Agent consistent with the provisions hereof.

         (d) Conditions Precedent. The conditions precedent described in Section 2.2(c) hereof shall have been satisfied or waived.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SECTION 5.1 Representations and Warranties.

         To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, each Borrower hereby represents and warrants for itself (and for all Borrowers where so indicated) to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

         (a) Organization; Power; Qualification. Each of the Borrowers and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Borrowers and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 5.1(a).

         (b) Ownership. Each Subsidiary of a Borrower as of the Closing Date is listed on Schedule 5.1(b). As of the Closing Date, the capitalization of the Borrowers and their Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 5.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrowers and the number of shares owned by each as of the Closing Date are described on Schedule 5.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of any of the Borrowers or their Subsidiaries, except as described on Schedule 5.1(b).



                                      (25)

         (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrowers has the right, power and authority and has taken all necessary corporate and other action to authorize its execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrowers party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrowers party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrowers of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrowers or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Borrower or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

         (e) Compliance with Law; Governmental Approvals. Except to the extent that the failure of such to be the case would not result in a Material Adverse Effect, each of the Borrowers and their Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, including without limitation, all Permits (except those not yet issued in connection with the Arkansas Improvements), each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties.

         (f) Tax Returns and Payments. Except to the extent that the failure of such to be the case would not result in a Material Adverse Effect, each of the Borrowers and their Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. Except to the extent that the failure of such to be the case would not result in a Material Adverse Effect, no Governmental Authority has asserted any Lien or other claim against any Borrower or Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrowers and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of such Borrower and any of its Subsidiaries are



                                      (26)
in the judgment of such Borrower adequate, and such Borrower does not anticipate any additional taxes or assessments for any Fiscal Year prior to the current Fiscal Year.

         (g) Intellectual Property Matters. Except to the extent that the failure of such to be the case would not result in a Material Adverse Effect, each of the Borrowers and their Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. Except to the extent that the failure of such to be the case would not result in a Material Adverse Effect, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither any Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

         (h) Environmental Matters. The following are true except to the extent that the contrary would not result in a Material Adverse Effect:

                  (i) The properties owned, leased or operated by each of the Borrowers and their Subsidiaries now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws;

                  (ii) Each Borrower, each Subsidiary and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair salable value thereof;

                  (iii) Neither any Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does any Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (iv) Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

                  (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of any Borrower, threatened, under any Environmental Law to which such Borrower or any Subsidiary thereof is or will be named as a party, nor are there any consent decrees



                                      (27)
or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Borrower, any Subsidiary or such properties or operations; and

                  (vi) There has been no release, or to the best of each Borrower's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by such Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         (i) ERISA.

                  (i) As of the Closing Date, neither any Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 5.1(i);

                  (ii) Each Borrower and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (iii) Except for the proposed merger of U.S. Lime's Employee Stock Ownership Plan into its 401-K Pension Plan, no Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under
Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                  (iv) Neither any Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                  (v) No Termination Event has occurred or is reasonably expected to occur; and



                                      (28)

                  (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrowers after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan which could result in a Material Adverse Effect.

         (j) Margin Stock. Neither any Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

         (k) Government Regulation. Neither any Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither any Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) Material Contracts. Schedule 5.1(l) sets forth a complete and accurate list of all Material Contracts of each Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 5.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof.

         (m) Employee Relations. Each of the Borrowers and their Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor, as of the Closing Date, has any labor union been recognized as the representative of its employees except as set forth on Schedule 5.1(m). As of the Closing Date, the Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

         (n) Burdensome Provisions. Neither any Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrowers and their Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (o) Financial Statements. The Consolidated balance sheet of U.S. Lime and its Subsidiaries as of December 31, 1998 and the related statements of income and retained earnings



                                      (29)
and cash flows for the Fiscal Year then ended, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct in all material respects and fairly present on a Consolidated basis the financial condition of the Borrowers and their Subsidiaries as at such dates, and the results of their operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.

         (p) No Material Adverse Change. Since December 31, 1998 there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, each Borrower and each of its Subsidiaries will be Solvent.

         (r) Titles to Properties. To the extent necessary to the conduct of its business, each of the Borrowers and their Subsidiaries has such title to the real property owned by it and valid and legal title to or a leasehold interest in all of its personal property and assets, including, but not limited to, those reflected on the balance sheet of the Borrowers and their Subsidiaries delivered pursuant to Section 5.1(o), except those which have been disposed of by the Borrowers or their Subsidiaries subsequent to December 31, 1998 which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

         (s) Liens. Except as described on Schedule 9.3, none of the properties and assets of the Borrowers or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 9.3. No financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated or assigned to the Administrative Agent for the benefit of Lenders, has been filed in any state or other jurisdiction and neither any Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 9.3 hereof.

         (t) Debt and Guaranty Obligations. Schedule 5.1(t) is a complete and correct listing of all Debt and Guaranty Obligations of each Borrower and its Subsidiaries as of the Closing Date in excess of $1,000,000. The Borrowers and their Subsidiaries have performed and are in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Guaranty Obligation.

         (u) Litigation. Except for matters existing on the Closing Date and set forth on Schedule 5.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of any Borrower, threatened against or in any other way relating adversely to or affecting such Borrower, Borrowers, or any Subsidiary thereof or any of their respective properties in any court or before any



                                      (30)
arbitrator of any kind or before or by any Governmental Authority which if determined adversely to such Borrower or Subsidiary could result in a Material Adverse Effect.

         (v) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a Default or Event of Default by any Borrower or any Subsidiary thereof under any judgment, decree or order to which any Borrower or its Subsidiaries is a party or by which any Borrower or its Subsidiaries or any of their respective properties may be bound.

         (w) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrowers or any Subsidiary thereof and furnished to the Lenders in connection with this Agreement and the transactions contemplated hereby were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by any Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. No Borrower is aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as such Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

         (x) Texas Real Estate. Except as disclosed in Schedule 5.1(x) as the same may have been supplemented, to the best of each Borrower's knowledge after due inquiry, (i) from the date of TLC's acquisition of its Real Estate, neither TLC nor any other Borrower has received any claim for, or paid any, royalties, fees or other payments for the extraction of oil, gas, or other hydrocarbons, limestone, gravel, crushed rock, sand or other minerals of any kind or character over, under or produced from Real Estate owned by TLC, and (ii) none of the mineral rights reserved or conveyed to third parties listed on Schedule B to Commonwealth Land Title Insurance Company Commitment for the Real Estate owned by TLC delivered pursuant to Section 4.2(c)(iv) hereof has interfered in any material respect with the operations of TLC's business.



                                      (31)

         SECTION 5.2 Survival of Representations and Warranties, Etc.

         All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                   ARTICLE VI

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, the Borrowers will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 1, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

         SECTION 6.1 Financial Statements and Projections.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within fifty (50) days after the end of the first three (3) fiscal quarters of each Fiscal Year, an unaudited Consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrowers in accordance with GAAP (except for the absence of footnotes) and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the principal financial and accounting officer of each Borrower to present fairly in all material respects the financial condition of the Borrowers and their Subsidiaries as of their respective dates and the results of operations of the Borrowers and their Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

         (b) Annual Financial Statements. As soon as practicable and in any event within one hundred twenty-five (125) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any



                                      (32)
change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by any Borrower or any of its Subsidiaries or with respect to accounting principles followed by any Borrower or any of its Subsidiaries not in accordance with GAAP.

         (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event prior to the beginning of each Fiscal Year, a business plan of the Borrower and its Subsidiaries for the ensuing four fiscal quarters, and a condensed financial plan for the succeeding four quarters, such plans to be prepared in accordance with sound financial and managerial practices and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the principal financial and accounting officer of each of the Borrowers to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of such Borrower and its Subsidiaries for such eight quarter period.

         SECTION 6.2 Officer's Compliance Certificate.

         At each time financial statements are delivered pursuant to Sections
6.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the principal financial and accounting officer or the treasurer of the Borrowers in the form of Exhibit E attached hereto (an "Officer's Compliance Certificate").

         SECTION 6.3 Accountants' Certificate.

         At each time financial statements are delivered pursuant to Section 6.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

         (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

         (b) including the calculations prepared by such accountants required to establish whether or not the Borrowers and their Subsidiaries are in compliance with the financial covenants set forth in Article VIII hereof as at the end of each respective period.

         (c) including a fully executed copy of a letter from such accountants to the Borrowers (i) expressly acknowledging that a primary intent of the Borrowers (with respect to such statements) is for such accountants' examination and report with respect to such statements of the Borrowers to benefit or influence the Lenders (A) in connection with Extensions of Credit and other financial accommodations to the Borrowers from time to time, or (B) otherwise in connection with the preparation, review, execution, delivery, amendment, modification, administration, collection and/or enforcement of the Loan Documents, and (ii) expressly authorizing the Lenders to



                                      (33)
rely on the examination and report of such accountants with respect to the audited financial statements of the Borrower as of and for such Fiscal Year then ending.

         SECTION 6.4 Other Reports.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrowers or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and

         (b) Such other information regarding the operations, business affairs and financial condition of the Borrowers or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request, including, without limitation, all business and financial information provided to the stockholders of U.S. Lime, the Securities and Exchange Commission, the NASDAQ or any exchange on which U.S. Lime's equity securities are now or hereafter traded.

         SECTION 6.5. Notice of Litigation and Other Matters.

         Prompt (but in no event later than ten (10) days after an officer of any Borrower obtains knowledge thereof) telephonic and written notice of each of the following events, in each case to the extent that such event would result in a Material Adverse Effect:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses;

         (b) any notice of any violation received by any Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws or any Permit;

         (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower or any Subsidiary thereof;

         (d) any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against or threatened against any Borrower or any Subsidiary thereof;

         (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Borrower or any of its Subsidiaries is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound;

         (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy of such letter, (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan,



                                      (34)

(iii) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

         (g) any event which makes any of the representations set forth in
Section 5.1 inaccurate in any respect.

                  SECTION 6.6 Accuracy of Information.

         All written information, reports, statements and other papers and data furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VI or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on each Borrower's knowledge thereof.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 12.11, each Borrower will, and will cause each of its Subsidiaries to:

         SECTION 7.1 Preservation of Corporate Existence and Related Matters.

         Except as permitted by Section 9.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, including without limitation, all Permits when and as necessary for the conduct of each Borrower's business as then contemplated and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law.

         SECTION 7.2 Maintenance of Property.

         In addition to the requirements of any of the Security Documents, protect and preserve all properties useful in and material to its business the lack of which could result in a Material Adverse Effect, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property the lack of which could result in a Material Adverse Effect; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.



                                      (35)

         SECTION 7.3 Insurance.

         Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 7.4 Accounting Methods and Financial Records.

         Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 7.5 Payment and Performance of Obligations.

         Pay and perform all Obligations under this Agreement and the other Loan Documents, and to the extent that the failure to do so could result in a Material Adverse Effect, pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that such Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section
7.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 7.6 Compliance With Laws and Approvals.

         Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business to the extent that the failure to do so could result in a Material Adverse Effect,.

         SECTION 7.7 Environmental Laws.

         In addition to and without limiting the generality of Section 7.6, to the extent that the failure to do so could result in a Material Adverse Effect,
(a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and
(c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and



                                      (36)
against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 7.8 Compliance with ERISA.

         In addition to and without limiting the generality of Section 7.6, to the extent that the failure to do so could result in a Material Adverse Effect
(a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans,
(b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

         SECTION 7.9 Compliance With Agreements.

         Comply in all material respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business the noncompliance with which could cause a Material Adverse Effect including without limitation, any Material Contracts.

         SECTION 7.10 Conduct of Business.

         Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

         SECTION 7.11 Visits and Inspections.

         Permit representatives of the Administrative Agent or any Lender, from time to time, at reasonable times and upon reasonable advance notice, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 7.12 Year 2000 Compatibility.



                                      (37)

         Take all actions reasonably necessary to assure that each Borrower's computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrowers shall provide reasonable assurances satisfactory to the Administrative Agent of each Borrower's Year 2000 compatibility.

         SECTION 7.13 Further Assurances.

         Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and assure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, and the other Loan Documents. Borrowers agree to cause the lender now or hereafter making available the Working Capital Facility to execute and deliver to Administrative Agent an intercreditor agreement, providing for a standstill period of 15 days upon the occurrence of an Event of Default hereunder or under the Working Capital Facility, in form and substance reasonably acceptable to Administrative Agent.

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, the Borrowers and their Subsidiaries on a Consolidated basis will not:

         SECTION 8.1 Debt Service Coverage Ratio.

         As of any fiscal quarter end, permit the Debt Service Coverage Ratio on such date for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than 1.10 to 1.0 for all such four-quarter periods ending on and before December 31, 2001, and 1.20 to 1.0 for all for all such four-quarter periods ending on and after March 31, 2002.

         SECTION 8.2. Tangible Net Worth.

         Permit Tangible Net Worth as of the last day of any fiscal quarter to be less than the sum of $25,000,000 plus 50% of Borrower's cumulative Net Income from January 1, 1999 calculated for each succeeding fiscal quarter through the last day of such fiscal quarter.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, none of the Borrowers will, or will permit any of its Subsidiaries to:



                                      (38)

         SECTION 9.1 Limitations on Debt.

         Create, incur, assume or suffer to exist any Debt except:

         (a) the Obligations;

         (b) Trade payables incurred in the ordinary course of business;

         (c) Indebtedness incurred in connection with performance, bonds, mining land reclamation bonds, other security bonds, and letters of credit to secure workers compensation claims which do not exceed in the aggregate face amount $750,000 at any one time;

         (d) Indebtedness outstanding under the Working Capital Facility not to exceed $4,000,000 in aggregate principal amount outstanding at any one time;

         (e) Subordinated Debt;

         (f) Debt existing on the Closing Date and not otherwise permitted under this Section 9.1, as set forth on Schedule 5.1(t) and the renewal and refinancing thereof (but not the increase in the aggregate principal amount thereof);

         (g) Debt consisting of Guaranty Obligations permitted by Section 9.2;
and

         (h) Debt in addition to the foregoing which, immediately after giving affect thereto on a pro forma basis, would not cause Borrower's Debt Service Coverage Ratio to be less than 1.25 to 1.0;

provided, that no agreement or instrument with respect to Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Borrower to make any payment to another Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrowers to pay the Obligations.



                                      (39)

         SECTION 9.2 Limitations on Guaranty Obligations.

         Create, incur, assume or suffer to exist any Guaranty Obligations except Guaranty Obligations disclosed on Schedule 5.1(t) as the same may have been supplemented and Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

         SECTION 9.3 Limitations on Liens.

         Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests owned by it), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside; provided however, that with respect to any one or more mechanics liens or security interests filed against any portion of the Real Estate, or any interest therein, by reason of work, labor, services or materials supplied or claimed to have been supplied, or any municipal lien or other lien or encumbrance, other than the Mortgages and Deeds of Trust, in an amount not to exceed $750,000 in the aggregate recorded or filed and not discharged on or before June 30, 2001, then Administrative Agent may, at its option, pay and discharge said lien or encumbrance, in which case the sum which Administrative Agent shall have so paid shall be considered as part of the Loan and shall be payable immediately by Borrowers, and if not so paid, shall bear interest at the rate applicable to Tranche A of the Loan.

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations not to exceed $450,000.

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

         (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;



                                      (40)

         (f) Liens not otherwise permitted by this Section 9.3 and in existence on the Closing Date and described on Schedule 9.3;

         (g) Liens securing Debt permitted under Section 9.1(h); provided that
(i) such Liens shall be created substantially simultaneously with the acquisition of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired.

         (h) Liens on Borrowers' accounts receivable, books and records, inventory, and the proceeds thereof securing the Working Capital Facility; and

         (i) Liens which in the aggregate secure obligations not more than $250,000.

         SECTION 9.4 Limitations on Loans, Advances, Investments and
Acquisitions.

         Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person (each an "Investment") except:

         (a) Investments existing as of December 31, 1998 and described on
Schedule 9.4 and Investments resulting from transactions permitted by Sections 9.1, 9.2, 9.5 and 9.6);

         (b) Investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more then one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $100,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (iv) Euro dollar certificates of deposit maturing within one year after acquisition issued by any bank having combined capital, surplus, and undivided profits not less than $1 billion; or (v) repurchase agreements expiring within 30 days after acquisition for obligations of the type described in subsection (b)(i) hereof with a bank or trust company meeting the requirements of subsections (b)(iii) or (b)(iv) hereof;



                                      (41)

         (c) investments by a Borrower or Subsidiary in any Subsidiary or Borrower now owned or hereafter acquired;

         (d) Investments other than as permitted in Sections 9.4(a), (b) and (c) ("Basket Investments") which, together with all Dividends paid under Section 9.7(c) and all Basket Investments since December 31, 1998 on a cumulative basis, would (i) leave Borrowers Solvent, (ii) not cause, or with notice and/or the passage of time or both, result in any Default or Event of Default, and (iii) not exceed the sum of (A) $2,500,000, plus 50% of Borrowers' cumulative Net Income since December 31, 1998, and (B) the Net Cash Proceeds from the sale of any capital stock (or indebtedness convertible into capital stock).

         SECTION 9.5 Limitations on Mergers and Liquidation.

         Provided that no Event of Default then exists or would occur as a result thereof, merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

         (a) any Wholly-Owned Subsidiary of a Borrower may merge with any other Wholly-Owned Subsidiary of any Borrower;

         (b) any Wholly-Owned Subsidiary of a Borrower may wind-up into such Borrower or any other Wholly-Owned Subsidiary of such Borrower.

         (c) any Borrower, or any Subsidiary thereof, may merge, consolidate or enter into any similar combination with, or wind-up or dissolve itself into, any Person which (i) expressly assumes joint and several liability for the Obligations and becomes a party to this Agreement as a Borrower, (ii) is incorporated under the laws of the United States or any State thereof; and (iii) is Solvent after giving affect thereto.

         SECTION 9.6 Limitations on Sale of Assets.

         Provided that no Event of Default then exists or would occur as a result thereof, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale of inventory in the ordinary course of business;

         (b) the sale of obsolete assets no longer used or usable in the business of the Borrowers or any of their Subsidiaries;

         (c) the transfer of assets to a Borrower of any Wholly-Owned Subsidiary of such Borrower pursuant to Section 9.5(c);

         (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;



                                      (42)

         (e) the sale of all or substantially all of a Borrower's or a Wholly-Owned Subsidiary's assets to a Person with which such Borrower or Wholly-Owned Subsidiary could have merged pursuant to Section 9.5(c) hereof; and

         (f) the sale of more than five percent (5.0%) of the value of a Borrower's assets if the Net Cash Proceeds thereof are used to prepay the Loan or invested within 12 months from the date of sale in capital assets to be used by such Borrower in its current line or lines of business and which are subject to the lien of Lenders securing the Obligations.

         SECTION 9.7 Limitations on Dividends and Distributions.

         Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash property or assets among the holders of shares of its capital stock, or make any change in its capital structure (each a "Dividend"); provided that:

         (a) any Borrower or any Subsidiary may pay Dividends in shares of its own capital stock;

         (b) any Subsidiary may pay cash Dividends to a Borrower; and

         (c) Borrowers may pay other Dividends which, together with all Dividends made under this Section 9.7(c) and all Basket Investments since December 31, 1998 on a cumulative basis, would (i) leave Borrowers Solvent, (ii) not cause, or with notice and/or the passage of time or both, result in any Default or Event of Default, and (iii) not exceed the sum of (A) $2,500,000, plus 50% of Borrowers' cumulative Net Income since December 31, 1998, and (B) the Net Cash Proceeds from the sale of any capital stock (or indebtedness convertible into capital stock).

         SECTION 9.8 Limitations on Exchange and Issuance of Capital Stock.

         Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt (unless such Debt is otherwise permitted under Section 9.1) or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

         SECTION 9.9 Transactions with Affiliates.

         Directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, or Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Required Lenders



                                      (43)
prior to the consummation thereof and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

         SECTION 9.10 Certain Accounting Changes.

         Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 9.11 Amendments; Payments and Prepayments of Subordinated Debt.

         Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt in a manner prejudicial, in the sole determination of the Administrative Agent, to the interests of the Lenders, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt except to the extent treated as a Dividend and, as such permitted by Section 9.7.

         SECTION 9.12 Restrictive Agreements.

         Enter into any Debt which contains any negative pledge on assets restricting grants to the Administrative Agent for the benefit of the Lenders, or which restricts, limits or otherwise encumbers its ability to incur Liens in favor of the Administrative Agent for the benefit of the Lenders on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

                                    ARTICLE X

                              DEFAULT AND REMEDIES

         SECTION 10.1. Events of Default.

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans. The Borrowers shall default in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. The Borrowers shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days.



                                      (44)

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrowers or any of their Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) Default in Performance of Certain Covenants. Any Borrower shall default in the performance or observance of any covenant or agreement contained in Sections 6.1 or 6.2 or Articles VIII or IX of this Agreement.

         (e) Default in Performance of Other Covenants and Conditions. Any Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 10.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrowers by the Administrative Agent in the amount provided herein.

         (f) Debt Cross-Default. Any Borrower or any of its Subsidiaries shall
(i) default in the payment of the Working Capital Facility beyond the period of grace, if any, provided in the instrument or agreement under which the Working Capital Facility was created, (ii) default in the payment of any Debt payable to any Lender, other than the Obligations, beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created, (iii) default in the payment of any Debt (other than the Notes) the aggregate outstanding amount of which Debt is in excess of $1,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (iv) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes and other than the Debt referred to in clauses (i), (ii) or (iii) above the aggregate outstanding amount of which other Debt is in excess of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such other Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such other Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (g) Other Cross-Defaults. Any Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by such Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Borrower or such Subsidiary to the extent required by GAAP.

         (h) Change in Control. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than Inberdon Enterprises, Ltd., shall obtain ownership or control in one or more series of transactions of more than twenty-five percent (25%) of the common stock or twenty-five percent (25%) of the voting power of U.S. Lime entitled to vote in the election of members of the board of directors of U.S. Lime or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $1,000,000 any



                                      (45)

"change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

         (i) Voluntary Bankruptcy Proceeding. Any Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for such Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty
(60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (k) Failure of Agreements. Any provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on any Borrower or Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

         (l) Termination Event. The occurrence of any of the following events:
(i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts in excess of $100,000 which, under the provisions of any Pension Plan or Section 412 of the Code, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Borrower or any ERISA Affiliate as employer under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000.



                                      (46)

         (m) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $1,000,000 in any Fiscal Year shall be entered against any Borrower or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

         SECTION 10.2. Remedies.

         Upon the occurrence of an Event of Default which shall be continuing, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Loan Facility and any right of the Borrowers to receive Loans thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

         SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc.

         The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.



                                      (47)

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

         SECTION 11.1 Appointment.

         Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XI shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

         SECTION 11.2 Delegation of Duties.

         The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

         SECTION 11.3 Exculpatory Provisions.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the



                                      (48)
agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

         SECTION 11.4 Reliance by the Administrative Agent.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent with care. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 12.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 11.5 Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

         SECTION 11.6 Non-Reliance on the Administrative Agent and Other
Lenders.

         Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers or any of their Subsidiaries, shall be



                                      (49)
deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers or any of their Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 11.7 Indemnification.

         The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 11.7 shall survive the payment of the Notes and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 11.8 The Administrative Agent in Its Individual Capacity.

         The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Borrowers as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and


                                      (50)
may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         SECTION 11.9 Resignation of the Administrative Agent; Successor Administrative Agent.

         Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1 Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of receipt if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following address or addresses, or any other address as to which all the other parties are hereafter notified in writing.


                                      (51)

      If to the Borrowers:       United States Lime & Minerals, Inc.
                                 12221 Merit Drive, Suite 500
                                 Dallas, Texas  75251
                                 Attention:  Herbert G.A. Wilson, C.E.O.
                                 Telephone No.:  (972) 991-8400
                                 Telecopy No.:  (972) 385-1304

      With copies to:            Morgan Lewis & Bockius LLP
                                 1701 Market Street
                                 Philadelphia, PA  19103
                                 Attention:  James A. Hunter, Jr., Esq.
                                 Telephone No.:  (215) 963-5381
                                 Telecopy No.:  (215) 963-5299

      If to First Union as       First Union National Bank
       Administrative Agent:     One First Union Center, TW-10
                                 301 South College Street
                                 Charlotte, North Carolina 28288-0608
                                 Attention:  Syndication Agency Services
                                 Telephone No.:  (704) 374-2698
                                 Telecopy No.:  (704) 383-0288

      With copies to:            First Union National Bank
                                 1339 Chestnut Street
                                 The Widener Building, 11th Floor
                                 Philadelphia, PA  19107
                                 Attention:  Clifford W. Kewley, Vice President
                                 Telephone No.:  (215) 973-3913
                                 Telecopy No.:  (215) 786-7704

                                          and

                                 Mesirov Gelman Jaffe Cramer & Jamieson, LLP
                                 1735 Market Street, 38th Floor
                                 Philadelphia, PA  19103
                                 Attention:  Jeffrey O. Greenfield, Esq.
                                 Telephone No.:  (215) 994-1278
                                 Telecopy No.: (215) 994-1111

      If to any Lender:          To the Address set forth on Schedule 1 hereto

         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.



                                      (52)

         SECTION 12.2 Expenses; Indemnity.

         The Borrowers will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration (other than routine day to day administration) and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 12.3 Set-off.

         In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuation thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 12.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 10.2 and although such Obligations shall be contingent or unmatured.




                                      (53)

         SECTION 12.4 Governing Law.

         This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the conflicts or choice of law principles thereof.

         SECTION 12.5 Consent to Jurisdiction.

         Each party hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Philadelphia County, Pennsylvania, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each party hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner (other than by telecopier) specified in
Section 12.1. Nothing in this Section 12.5 shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law or affect the right of any party to bring any action or proceeding against any other party or parties or its or their or its properties in the courts of any other jurisdictions.

         SECTION 12.6 Binding Arbitration; Waiver of Jury Trial.

         (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes") between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Philadelphia, Pennsylvania. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred and twenty
(120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of



                                      (54)
general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein.

         (b) Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE BORROWERS HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 12.7 Reversal of Payments.

         To the extent the Borrowers make a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 12.8 Injunctive Relief; Punitive Damages.

         (a) Each Borrower recognizes that, in the event a Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.



                                      (55)

         (b) The Administrative Agent, Lenders and Borrowers (on behalf of themselves and their Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

         (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         SECTION 12.9 Accounting Matters.

         All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by any Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by any Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 12.10 Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that none of Borrowers shall assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Administrative Agent, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;



                                      (56)

                  (ii) if less than all of the assigning Lender's Pro Rata Share is to be assigned, the Pro Rata Share so assigned shall not be less than $2,000,000;

                  (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment, duly endorsed;

                  (iv) such assignment shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

                  (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit F:

                  (i)   accept such Assignment and Acceptance;

                  (ii) record the information contained therein in the Register;

                  (iii) give prompt notice thereof to the Lenders and the Borrowers; and



                                      (57)

                  (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrowers.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Pro Rata Share assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Pro Rata Share, if any, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

         (f) Participations. Each Lender may sell participations to one or more banks or other entities who would qualify as an Eligible Assignee in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by
it); provided that:

                  (i) each such participation shall be in an amount not less than $10,000,000;

                  (ii) such Lender's obligations under this Agreement (including, without limitation, its Pro Rata Share) shall remain unchanged;

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                  (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                  (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, extend the final maturity, or reduce the amount of any fees to which such participant is entitled, extend in a manner affecting such participant any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

                  (vii) any such disposition shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.




                                      (58)

         (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and Lenders may disclose any such information to the extent such disclosure is required by law or requested by any regulatory authority. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
Section 12.10, disclose to the assignee, participant, proposed assignee or proposed participant (in each case to the extent it qualifies as an Eligible Assignee), any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 12.11 Amendments, Waivers and Consents.

         Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Borrowers (in the case of an amendment) and the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans, (b) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan, (c) reduce the rate of interest or fees payable on any Loan, (d) reduce the principal amount of any Loan, (e) permit any subordination of the principal or interest on any Loan, (f) permit any assignment (other than as permitted or contemplated in this Agreement) of any of any Borrower's rights and obligations hereunder, (g) release any material portion of the Collateral or release any Security Document (other than as specifically permitted or contemplated in this Agreement or the applicable Security Document) or (h) amend the provisions of this Section 12.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of
Article XI shall be made without the written consent of the Administrative Agent. Any agreement between Administrative Agent and a lender providing the Working Capital Facility may be entered into, amended, or modified by Administrative Agent with the consent of the Required Lenders.



                                      (59)

         SECTION 12.12 Performance of Duties.

         The Borrowers' joint and several obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

         SECTION 12.13 All Powers Coupled with Interest.

         All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         SECTION 12.14 Survival of Indemnities.

         Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 12.15 Titles and Captions.

         Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only and neither limit nor amplify the provisions of this Agreement.

         SECTION 12.16 Severability of Provisions.

         Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 12.17 Counterparts.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 12.18 Term of Agreement.

         This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the




                                      (60)

Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lenders' Commitments. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 12.19 Inconsistencies with Other Documents; Independent Effect of Covenants.

         (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Security Documents which imposes additional burdens on any Borrower or its Subsidiaries or further restricts the rights of any Borrower or its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not solely as a result thereof be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

         (b) Each Borrower expressly acknowledges and agrees that each covenant contained in Articles VII, VIII or IX hereof shall be given independent effect. Accordingly, no Borrower shall engage in any transaction or other act otherwise permitted under any covenant contained in Articles VII, VIII or IX if, before or after giving effect to such transaction or act, such Borrower shall or would be in breach of any other covenant contained in Articles VII, VIII or IX.

         SECTION 12.20 Notice of Entire Agreement.

         THIS DOCUMENT AND ALL OF THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENT AMONG THE PARTIES.

                           [Signature pages to follow]




                                      (61)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.



[CORPORATE SEAL]                    UNITED STATES LIME & MINERALS, INC., as
                                    Borrower

                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    TEXAS LIME COMPANY, as Borrower

                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    ARKANSAS LIME COMPANY, as Borrower

                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    FIRST UNION NATIONAL BANK, as Administrative
                                    Agent and Lender


                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    COMPASS BANK, as Lender

                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                    MERCANTILE BANK OF ARKANSAS, NATIONAL
                                    ASSOCIATION, as Lender


                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    FIRST NATIONAL BANK, as Lender


                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    MINNESOTA VALLEY BANK, as Lender


                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    SAND RIDGE BANK, as Lender


                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    BREMER BANK NATIONAL ASSOCIATION, as Lender

                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                    DANVILLE STATE BANK, as Lender


                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    FIRST BANKERS TRUST COMPANY, NATIONAL
                                    ASSOCIATION, as Lender


                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    SECURITY STATE BANK, as Lender


                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    ACKLEY STATE BANK, as Lender


                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                    INTEGRITY BANK PLUS, as Lender


                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                    FIRST STATE BANK OF OKABENA, INC., as Lender


                                    By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                   Schedule 1

                          (Lenders and Pro Rata Shares)




---------------------------------------------------- -------------------------- --------------------------------------
                      LENDER                              PRO RATE SHARE                   PRO RATA SHARES
                                                            PERCENTAGE
---------------------------------------------------- -------------------------- --------------------------------------
First Union National Bank
One First Union Center, TW-10
301 South College Street                                        34%                          $17,000,000
Charlotte, North Carolina 28288-0608
Attention:  Syndication Agency Services
Telephone No.:  (704) 374-2698
Telecopy No.:  (704) 383-0288

---------------------------------------------------- -------------------------- --------------------------------------
Compass Bank                                                    24%                          $12,000,000
8080 N. Central Expressway #250
Dallas, Texas 75206
Attention: Paul Voorhies, Vice President
Telephone No.:  (214) 706-8065
Telecopy No.:  (214) 890-8625

---------------------------------------------------- -------------------------- --------------------------------------
Mercantile Bank of Arkansas, National Association.              20%                          $10,000,000
401 West Capitol
North Little Rock, Arkansas 72201
Attention:  Tom Dunn
Telephone No.:  (501) 688-1357
Telecopy No.:  (501) 370-4310

---------------------------------------------------- -------------------------- --------------------------------------
First National Bank                                             6%                           $3,000,000
20900 S. Western Avenue
Olympia Fields, Illinois 60461
Attention:  Brent Frank
Telephone No.:  (708) 503-7990
Telecopy No.:  (708) 481-5388

---------------------------------------------------- -------------------------- --------------------------------------
Minnesota Valley Bank                                           4%                           $2,000,000
300 South Washington
Redwood Falls, Minnesota 56283
Attention:  Brian Matzke
Telephone No.:  (507) 637-4321
Telecopy No.:  (507) 637-4301

---------------------------------------------------- -------------------------- --------------------------------------

---------------------------------------------------- -------------------------- --------------------------------------
Sand Ridge Bank                                                 2%                           $1,000,000
2611 Highway Avenue
Highland, Indiana  46322
Attention:  Donald L. Harris
Telephone No.:  (219) 972-7344
Telecopy No.:  (219) 972-7360

---------------------------------------------------- -------------------------- --------------------------------------
Bremer Bank National Association                               3.3%                          $1,650,000
445 Minnesota Street, Suite 2000
St. Paul, Minnesota  55101
Attention:  Diane Pardhun
Telephone No.:  (651) 552-2457
Telecopy No.:  (651) 312-3750

---------------------------------------------------- -------------------------- --------------------------------------
Danville State Bank                                             2%                           $1,000,000
901 Main Street
Danville, Arkansas 72833
Attention:  Philip Alexander
Telephone No.:  (501) 495-2236
Telecopy No.:  (501) 495-4656

---------------------------------------------------- -------------------------- --------------------------------------
First Bankers Trust Company, National                           2%                           $1,000,000
Association
1201 Broadway
Quincy, Illinois 62301
Attention: Tommy Lay
Telephone No.:  (217) 221-8612
Telecopy No.:  (217) 228-8079
---------------------------------------------------- -------------------------- --------------------------------------
Security State Bank                                             1%                            $500,000
701 E. Howard Street
Hibbling, Minnesota 55746-1717
Attention:  Gene Meyer
Telephone No.:  (218) 263-2284
Telecopy No.:  (218) 263-4782

---------------------------------------------------- -------------------------- --------------------------------------
Ackley State Bank                                               1%                            $500,000
650 Main Street
Ackley, Iowa 50601
Attention:  Kent Strensland
Telephone No.:  (515) 847-2651
Telecopy No.:  (515) 847-2011

---------------------------------------------------- -------------------------- --------------------------------------
Integrity Bank Plus                                            0.4%                           $200,000
726 Main Street
Wabasso, Minnesota 56293
Attention: Charles Robasse
Telephone No.:  (507) 342-5111
Telecopy No.:  (507) 342-5600

---------------------------------------------------- -------------------------- --------------------------------------

---------------------------------------------------- -------------------------- --------------------------------------
First State Bank of Okabena, Inc.                              0.3%                           $150,000
117 S. Minnesota Avenue
Okabena, Minnesota  56161
Attention:  Dennis Hartman
Telephone:  (507) 853-4421
Telecopy:  (507) 853-4559

---------------------------------------------------- -------------------------- --------------------------------------
                           TOTALS                              100%                          $50,000,000
---------------------------------------------------- -------------------------- --------------------------------------